Exhibit 99.1

Tidewater to Present at the Capital One Southcoast Energy Conference

NEW ORLEANS, December 1, 2009 – Tidewater Inc. (NYSE: TDW) announced today that Dean E. Taylor, Chairman, President and Chief Executive Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Capital One Southcoast Energy Conference in New Orleans, Louisiana, on Wednesday, December 9, 2009, at approximately 8:00 a.m. CST. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 9, 2009, at approximately 9:00 a.m. CST. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 394 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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